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July 7, 2008

FOR IMMEDIATE RELEASE	Contact: Tyler Kiester
(954) 971- 0600

Ft. Lauderdale, Fl., July 7, 2008 - The Stephan Co. (AMEX:TSC) announced today the purchase of Bowman Barber and Beauty Supply Company of Wilmington, NC.

Frank F. Ferola, Chief Executive Officer, stated this was a very important strategic acquisition for The Stephan Co., which will strengthen our position in the professional Barber and Beauty Distribution Business.

The Stephan Company also owns Williamsport Barber and Beauty Supply, Morris Flamingo and Major Advance distribution companies.

Mr. Ferola expressed although we are currently in a very difficult economic environment The Stephan Co. will continue to look for additional acquisitions that will enhance our manufacturing and distributing business to build an even stronger foundation for the future.

Certain statements in this press release constitute "forward looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. In particular, any statements contained herein regarding expectations with respect to future sales and earnings are subject to known and unknown risks, uncertainties and contingencies, many of which are beyond the control of Stephan Co., which may cause actual results, performance or achievements to differ materially from anticipated results, performance or achievements, Factors that might affect such forward looking statements include, among others, overall economic and business conditions, the demand for Stephan's products, competitive factors in the industry, regulatory approvals and uncertainty about the consummation of future acquisitions.

AMERICAN STOCK EXCHANGE
SYMBOL - TSC